UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2025

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Issues Letter to Shareholders on

Prospects for Substantial Business Growth in 2025 in the Marketing of Advanced Security Products

SARNIA, ON / March 10, 2025/ Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, today issued the following letter to shareholders from Company Chairman and CEO Barry Lamperd.

Dear LLLI Shareholders:

Over the past many months our team has been carefully laying the groundwork to lead the Company to a significantly higher revenue return from the marketing of our well proven line of less lethal weapons, munitions, riot shields and other vital security products. The new prospects come from international relationships we have built in multiple countries around the world including The USA, Mexico and Middle East countries where the demands for new and better security solutions have been growing dramatically. Additionally, the present situation with US President Trump imposing substantial tariffs and the resulting counter tariffs, is creating an environment where Lamperd products from Canada are now much more desirable to users within Canada and also in certain other countries like Mexico.

In the Middle East, Lamperd’s Chief Information Officer and International Marketing Representative, Amer Ebied has completed a number of successful trips to key countries including Jordan, UAE and Saudi Arabia. Mr. Ebied has held extensive talks and made presentations with some of the top ranking members of these countries’ governments, law enforcement and military. An important aspect of these efforts was the setting up of local assembly points for Lamperd products so that we can more easily and quickly deliver samples and full orders in the region without having to wait extended periods to obtain export permits in Canada. The feedback from the client prospects we have received has been especially positive on this point.

Mr. Ebied reports that his contacts are all very impressed with the Lamperd product line which reflects decades of intensive research and development work, in conjunction with our University associates, to be the safest and the most effective in the industry today. We are now very optimistic that new orders in the Middle East will begin within the first half of 2025 and that the revenue growth from these new prospects for Lamperd Less Lethal will be far beyond anything we have seen in the Company’s history.

Also, Lamperd has been working closely with our newly signed distributor based in Mexico, Intersec, Inc. Founded in 1974, Intersec is dedicated to meeting the needs of the Defense, Public and Private Security market in North America, Latin America and worldwide. In 2024 Intersec made important connections and presentations for specific Lamperd products which were very favorably received by representatives of the Mexican military establishment. We are now in a good position to reap the benefits of these efforts within the 2025 budget year for orders to commence on Lamperd products to Mexican agencies, processed through our authorized representative, Intersec.

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Lamperd has additionally signed a Master Distributor agreement with NAPC Defense, Inc. (OTC Pink: BLIS). This agreement is for sales and distribution of the full Lamperd product line and training services to law enforcement, military and other government authorized agencies in the USA and other countries around the world where NAPC Defense has established customer relations.

NAPC Defense is licensed and approved to broker munitions and military hardware already produced and in inventory at various locations worldwide. NAPC Defense benefits from the ability to bid and win contracts that are set aside in the Defense industry from a vast knowledge of government contracting. Recently NAPC Defense has been presenting Lamperd products at important events including the annual SHOT Show in Las Vegas, NV as well as Police Chief’s Conventions in Jacksonville, FL and Atlantic City, NJ.

Years of intense and cooperative research have been devoted to developing and testing Lamperd Less Lethal munitions products. Now we feel the sleeping giant is ready to bring back a key product that was first introduced in 2017 for the drone market. The purpose is to directly engage and bring down unwanted drones in the air by prop entanglement. Police services that have 40mm launchers are ready to address this increasingly important application and Lamperd inventory will be available for them to buy into this incredible product. Also for the increasingly important anti-drone role, Lamperd is now working on a joint-venture project to develop a launchable electronic interference munition which would disrupt flying drones without direct contact just by entering their flight area and bring them down more intact for retrieval and examination.

In summation, all of us on the Lamperd team, including our administrative, marketing, manufacturing and training personnel, have been working hard to develop new avenues of revenue growth for the Company. We are confident that in this year of 2025, when the need for safe and effective security solutions has never been greater, Lamperd products will begin selling and going to work on the largest scale of our Company’s history as a result of the multiple new and larger marketing avenues we have been putting into place. We look forward to providing more updates on specific contracts and orders in the balance of this year as they are booked.

Sincerely, Barry Lamperd, Chairman and CEO

About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 12 Gauge, 37mm & 40mm launching systems and a variety of different riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information on Lamperd Less Lethal, Inc. visit: http://www.lamperdlesslethal.com

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc.

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Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_

LessLethal Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli

Lamperd Less Lethal Aerial Burst Anti-Drone Munition for 40mm Launchers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: March 10, 2025	By:	/s/ Barry Lamperd
Barry Lamperd
President

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